UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2023

InspireMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35731	26-2123838
(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of Principal Executive Offices)	(Zip Code)

(888) 776-6804

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2023, the Board of Directors of InspireMD, Inc. (the “Company”) appointed Amir Kohen, the Company’s Vice President of Finance and Human Resources, to serve as of interim Chief Financial Officer, Secretary and Treasurer during the time that Craig Shore is out on medical leave.

Mr. Kohen, age 43, has served as the Company’s Vice President of Finance and Human Resources since June 2014 and prior to that from May 2011, Mr. Kohen served as the Company’s Director of Finance. Mr. Kohen has over 18 years of experience in financial and accounting management, including experience with global listed companies in the U.S. and Israel. Prior to joining the Company, Mr. Kohen spent six years at PwC in various management roles. Mr. Kohen graduated with honors with a B.A. in Economics, Business Management & Accounting and an MBA in Financial Management, both from the Tel Aviv University. In addition, Mr. Kohen graduated with honors with an M.A. in Law from Bar Ilan University.

There are no arrangements or understandings between Mr. Kohen and any other person pursuant to which Mr. Kohen was appointed to serve as the interim Chief Financial Officer of the Company. There are no family relationships between Mr. Kohen and any of the Company’s directors or executive officers. Mr. Kohen has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Kohen is party to an Employment Agreement with the Company (the “Agreement”), which took effect on May 5, 2011, as subsequently amended. As of January 1, 2023, Mr Kohen is entitled to an annual base salary of 708,000 NIS (approximately $197,000) and is entitled to a yearly gross bonus of 30% of his base salary, which will be based on the assessment of Mr. Kohen’s individual performance and the overall performance of the Company. The Agreement was entered into for an indefinite period, and it may be terminated at any time by the Company with a four months’ notice period or by Mr. Kohen with a two months’ notice period; however, no notice period applies in case of termination for Cause. The Agreement further provides for standard benefits, such as car allowance, contributions to his severance, pension, vocational studies and disability funds and cell phone. The Agreement also contains certain standard confidentiality requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: July 21, 2023	By:	/s/ Marvin Slosman
	Name:	Marvin Slosman
	Title:	Chief Executive Officer